MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

             PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Caribbean Villa Catering Corporation (A Development Stage Company), of our report dated April 1, 2008 on our audit of the financial statements of Caribbean Villa Catering Corporation (A Development Stage Company) as of December 31, 2007 and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on March 9, 2007 through December 31, 2007, and of our review report dated June 4, 2008 of the financial statements of Caribbean Villa Catering Corporation (A Development Stage Company) as of March 31, 2008 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the three-month periods ended March 31, 2008 and from inception on May 9, 2007 through March 31, 2007 and March 31, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

June 20, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501